Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports 2016 Third Quarter Net Income of $55.2 Million or $1.80 per Diluted Share, Operating Income of $34.4 Million or $1.12 per Diluted Share

HAMILTON, Bermuda (Nov. 1, 2016) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and nine months ended Sept. 30, 2016.

2016 Third Quarter Recap

Gross Written Premiums $585.4M ↑ 10.2% from 3Q 2015	Net Investment Income $32.7M ↑ 77.8% from 3Q 2015	Net Income Per Diluted Share $1.80 ↑ 59.3% from 3Q 2015	After-tax Operating Income Per Diluted Share $1.12 ↑ 57.7% from 3Q 2015	Book Value of Equity Per Share $59.65 ↑ 9.8% from Dec. 31, 2015

“Continued improvement in our underwriting results combined with strong alternative investment returns contributed to growth in book value per share, delivering real value to our shareholders,” said CEO Mark E. Watson III. “By almost all measures, our business continues to show year over year improvement.”

HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPT. 30, 2016:

●	Gross written premiums were up 10.2% to $585.4 million from $531.4 million in the 2015 third quarter.

●	Net income was $55.2 million or $1.80 per diluted share, compared to $35.3 million or $1.13 per diluted share for the 2015 third quarter.

●	After-tax operating income was $34.4 million or $1.12 per diluted share, compared to $22.2 million or $0.71 per diluted share for the 2015 third quarter.

●	Pre-tax underwriting income was $13.5 million compared to $13.2 million for the 2015 third quarter.
HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPT. 30, 2016:

●	Gross written premiums were up 6.4% to $1.67 billion from $1.57 billion in the first nine months of 2015.

●	Net income was $113.8 million or $3.68 per diluted share, compared to $122.0 million or $3.89 per diluted share for the first nine months of 2015.

●	After-tax operating income was $101.3 million or $3.28 per diluted share, compared to $83.6 million or $2.66 per diluted share for the first nine months of 2015.

●	Pre-tax underwriting income was $49.5 million compared to $50.4 million for the first nine months of 2015.

●
Combined ratio was 96.2% compared to 96.2% for the 2015 third quarter. The loss and expense ratios for the quarter were 57.9% and 38.3%, respectively, compared to 57.8% and 38.4% for the 2015 third quarter.

●	Net Investment Income was $32.7 million, compared to $18.4 million for the 2015 third quarter.

●
Net favorable prior-year reserve development was $2.9 million (benefiting the combined ratio by 0.8 points), compared with $6.6 million (benefiting the combined ratio by 1.9 points) for the 2015 third quarter.

●	Estimated pre-tax catastrophe losses were $12.9 million or 3.6 points on the combined ratio, compared to $13.1 million or 3.9 points on the combined ratio for the 2015 third quarter.

●	Loss ratio excluding catastrophes and reserve development was 55.1%, compared to 55.8% for the 2015 third quarter.

●	During the third quarter, the Company repurchased $5.4 million or 96,601 shares of its common stock.
●
Combined ratio was 95.2% compared to 95.0% for the first nine months of 2015.  The loss and expense ratios were 56.8% and 38.4%, respectively compared to 55.9% and 39.1% in the first nine months of 2015.

●	Net Investment Income was $89.6 million, compared to $68.5 million for the first nine months of 2015.

●
Net favorable prior-year reserve development was $18.8 million (benefiting the combined ratio by 1.8 points), compared with $15.3 million (benefiting the combined ratio by 1.5 points) for the first nine months of 2015.

●	Estimated pre-tax catastrophe losses were $38.9 million or 3.7 points on the combined ratio, compared to $18.5 million or 1.8 points on the combined ratio for the first nine months of 2015.

●	Loss ratio excluding catastrophes and reserve development was 54.9%, compared to 55.6% in the first nine months of 2015.

●	During the first nine months of 2016, the Company repurchased $45.3 million or 815,196 shares of its common stock.

●	Book value per share increased to $59.65, up 9.8% from $54.31 at Dec. 31, 2015.

●	Cash and investments at Sept. 30, 2016, totaled $4.4 billion with a net pre-tax unrealized gain of approximately $151.3 million.

Notes
●	All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on June 15, 2016, to stockholders of record on June 1, 2016.
●
The following changes were made to the reporting structure effective Jan. 1, 2016:
(1) reclassification of Argo Pro results and identifiable assets from Excess and Surplus lines to the Commercial Specialty segment which more appropriately matches segment distribution strategy; and (2) alternative investment income was moved from realized gains and losses to net investment income.

●
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

●	After-tax operating income is defined as net income before taxes excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines
●	Gross written premium was up 6% in the third quarter and 4% in the first nine months of 2016 primarily driven by casualty, environmental, and transportation lines.
●	The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 59.9% compared to 60.7% for the 2015 third quarter.

In the 2016 third quarter, the Excess and Surplus Lines segment reported gross written premiums of $141.7 million compared to $133.6 million in the 2015 third quarter.  For the 2016 third quarter, net written premiums were up 2.6% to $119.4 million, and earned premiums were up 0.7% to $122.3 million, when compared to the 2015 third quarter.  Underwriting income was $11.5 million for the 2016 third quarter, compared to $16.3 million for the 2015 third quarter.  The 2016 third quarter combined ratio of 90.6% compares to 86.6% for the prior-year quarter.  Net favorable prior-year reserve development was $5.7 million for the 2016 third quarter, benefiting the combined ratio by 4.6 points, compared to net favorable prior-year reserve development of $8.7 million or 7.2 points for the 2015 third quarter.  Catastrophe losses for the 2016 third quarter were $3.8 million or 3.1 points on the combined ratio, compared to $2.7 million or 2.2 points for the 2015 third quarter.  The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 59.9% compared to 60.7% for the 2015 third quarter.

For the nine months ended Sept. 30, 2016, gross written premiums were $456.0 million, up $16.0 million or 3.6%, compared to $440.0 million in the first nine months of 2015.  Net written premiums were up less than 1% to $379.4 million, and earned premiums were up 3.3% to $363.4 million, when compared to the first nine months of 2015.  Underwriting income was $38.2 million compared to $43.8 million in the first nine months of 2015.  The first nine months of 2016 combined ratio of 89.5% compares to 87.6% in the first nine months of 2015.  Net favorable prior-year reserve development was $12.0 million or 3.3 points on the combined ratio in the first nine months of 2016, compared to net favorable prior-year reserve development of $18.4 million or 5.2 points in the first nine months of 2015.  Catastrophe losses in the first nine months of 2016 were $9.4 million or 2.6 points on the combined ratio, compared to $4.7 million or 1.3 points in the first nine months of 2015.  The loss ratio for the first nine months of 2016, excluding catastrophe losses and reserve development, was 58.9% compared to 59.8% in the first nine months of 2015.

Commercial Specialty
●	Gross written premium was up 24% in the third quarter and 20% in the first nine months of 2016, driven by program, surety, and professional lines businesses.
●	The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 56.8%, compared to 56.7% for the 2015 third quarter.

The Commercial Specialty segment reported gross written premiums of $219.1 million, up $42.5 million or 24.1%, compared to $176.6 million in the 2015 third quarter.  For the 2016 third quarter, net written premiums were up 22.8% to $139.5 million, and earned premiums were up 7.4% to $94.0 million, when compared to the 2015 third quarter.  Underwriting income was $16.0 million for the 2016 third quarter, compared to underwriting income of $11.0 million for the 2015 third quarter.  The 2016 third quarter combined ratio of 83.0% compares to 87.4% for the prior-year quarter.  For the 2016 third quarter, net favorable prior-year reserve development was $8.0 million or 8.6 points on the combined ratio, compared to net favorable prior-year reserve development of $2.6 million or 3.0 points for the 2015 third quarter.  Catastrophe losses for the quarter were $0.7 million or 0.8 points on the combined ratio, compared to $0.4 million or 0.6 points for the 2015 third quarter.  The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 56.8%, compared to 56.7% for the 2015 third quarter.

For the nine months ended Sept. 30, 2016, gross written premiums were $514.2 million, up $85.7 million or 20.0%, compared to $428.5 million in the first nine months of 2015.  Net written premiums were up 11.2% to $292.4 million, and earned premiums were up 4.1% to $266.3 million, when compared to the first nine months of 2015.  Underwriting income was $40.7 million compared to $21.2 million in the first nine months of 2015.  The first nine months of 2016 combined ratio of 84.7% compares to 91.7% in the first nine months of 2015.  Net favorable prior-year reserve development was $13.6 million benefiting the combined ratio by 5.1 points, compared to net unfavorable prior-year reserve development of $3.7 million or 1.5 points in the first nine months of 2015.  Catastrophe losses in the first nine months of 2016 were $2.1 million or 0.7 points on the combined ratio, compared to $1.8 million or 0.7 points in the first nine months of 2015.  The loss ratio for the first nine months of 2016, excluding catastrophe losses and reserve development, was 55.6%, compared to 57.0% in the first nine months of 2015.

Syndicate 1200
●
Gross premiums written were up modestly in the third quarter and first nine months of 2016 reflecting continued challenging market conditions and a 5% reduction in our participation on the syndicate for 2016.

●	The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 52.0%, compared to 51.2% in the 2015 third quarter.

The Syndicate 1200 segment reported gross written premiums of $162.6 million in the 2016 third quarter, up $2.4 million or 1.5% from $160.2 million for 2015 third quarter.  Net written premiums were $115.8 million versus $115.9 million in the 2015 third quarter.  Earned premiums were $102.4 million versus $100.3 million for the 2015 third quarter.  Underwriting income was $1.3 million for the 2016 third quarter, compared to $4.2 million for the 2015 third quarter.  The 2016 third quarter combined ratio of 98.7% compares to 95.8% for the prior-year quarter.  For the 2016 third quarter, net unfavorable prior-year reserve development was $1.9 million or 1.8 points on the combined ratio, compared to net favorable prior-year reserve development of $0.3 million benefiting the combined by 0.2 points for the 2015 third quarter.  Catastrophe losses for the 2016 third quarter were $7.0 million or 6.8 points on the combined ratio, compared to $4.0 million or 4.0 points for the 2015 third quarter.  The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 52.0%, compared to 51.2% in the 2015 third quarter.

For the nine months ended Sept. 30, 2016, gross written premiums were $480.2 million, up $7.0 million or 1.5% from $473.2 million in the first nine months of 2015.  Net written premiums were $303.5 million versus $320.4 million in the first nine months of 2015.  Earned premiums were $301.1 million versus $308.9 million in the first nine months of 2015.  Underwriting income was $9.1 million compared to $20.9 million in the first nine months of 2015.  The first nine months of 2016 combined ratio of 97.0% compares to 93.2% in the first nine months of 2015.  Net favorable prior-year reserve development in the first nine months of 2016 was $2.5 million or 0.8 points on the combined ratio, compared to net favorable prior-year reserve development of $2.8 million or 0.9 points in the first nine months of 2015.  Catastrophe losses in the first nine months of 2016 were $14.0 million or 4.6 points on the combined ratio, compared to $5.0 million or 1.5 points on the combined ratio in the first nine months of 2015.  The loss ratio for the first nine months of 2016, excluding catastrophe losses and reserve development, was 52.4%, compared to 51.8% in the first nine months of 2015.

International Specialty
●
Gross premiums written were up modestly in the third quarter but down in the first nine months of 2016 reflecting more competitive market conditions that exist in nearly all of the segment’s business lines.

●	The loss ratio for the first nine months of 2016, excluding catastrophe losses and reserve development, was 47.0%, compared to 49.6% in the first nine months of 2015.

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the 2016 third quarter, gross written premiums were $61.9 million, up $1.2 million or 2.0% from $60.7 million for the 2015 third quarter.  Net written premiums were $40.5 million versus $40.0 million in the 2015 third quarter. Earned premiums were $39.9 million versus $36.4 million for the 2015 third quarter.  Underwriting income was $11.2 million for the 2016 third quarter, compared to $1.3 million for the 2015 third quarter.  The 2016 third quarter combined ratio of 72.2% compares to 96.8% for the prior-year quarter.  Net favorable prior-year reserve development was $2.5 million or 6.1 points on the combined ratio for the 2016 third quarter, compared to net favorable prior-year reserve development of $2.1 million or 6.0 points for the 2015 third quarter.  Catastrophe losses for the 2016 third quarter were $1.4 million or 3.7 points on the combined ratio, compared to $6.0 million or 18.2 points for the 2015 third quarter. The loss ratio for the 2016 third quarter, excluding catastrophe losses and reserve development, was 44.8%, compared to 50.0% in the 2015 third quarter.

For the nine months ended Sept. 30, 2016, gross written premiums were $215.1 million, down $8.7 million or 3.9% from $223.8 million in the first nine months of 2015.  Net written premiums were $131.1 million versus $131.5 million in the first nine months of 2015.  Earned premiums were $117.4 million versus $109.8 million in the first nine months of 2015.  Underwriting income was $21.5 million compared to $14.6 million in the first nine months of 2015.  The first nine months of 2016 combined ratio of 81.8% compares to 86.8% in the first nine months of 2015.  Net favorable prior-year reserve development in the first nine months of 2016 was $8.3 million or 7.2 points on the combined ratio, compared to net favorable prior-year reserve development of $5.8 million or 5.3 points in the first nine months of 2015.  Catastrophe losses in the first nine months of 2016 were $13.4 million or 12.2 points on the combined ratio compared to $7.0 million or 6.9 points in the first nine months of 2015.  The loss ratio for the first nine months of 2016, excluding catastrophe losses and reserve development, was 47.0%, compared to 49.6% in the first nine months of 2015.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 11 a.m. EDT (Noon ADT) tomorrow, Wednesday, Nov. 2, 2016.  A live webcast of the conference call can be accessed by visiting (http://services.choruscall.com/links/agii161102.html).  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at (http://services.choruscall.com/links/agii161102.html).  In addition, a telephone replay of the call will be available through Nov. 9, 2016, to callers from inside the U.S. by dialing (877) 344-7529 (conference #10095483).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference #10095483).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Total investments	$4,313.6	$4,115.7
Cash	123.6	121.7
Accrued investment income	21.9	21.6
Receivables	1,786.5	1,525.6
Goodwill and intangible assets	221.1	225.5
Deferred acquisition costs, net	147.7	132.4
Ceded unearned premiums	311.6	250.8
Other assets	255.1	232.3
Total assets	$7,181.1	$6,625.6

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,284.8	$3,123.6
Unearned premiums	1,010.2	886.7
Ceded reinsurance payable, net	452.8	312.4
Senior unsecured fixed rate notes	139.4	139.3
Other indebtedness	57.3	55.2
Junior subordinated debentures	172.7	172.7
Other liabilities	275.5	267.6
Total liabilities	5,392.7	4,957.5

Total shareholders' equity	1,788.4	1,668.1
Total liabilities and shareholders' equity	$7,181.1	$6,625.6

Book value per common share	$59.65	$54.31

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Gross written premiums	$585.4	$531.4	$1,665.8	$1,565.9
Net written premiums	415.3	386.2	1,106.7	1,093.8

Earned premiums	358.7	346.0	1,048.5	1,026.6
Net investment income	32.7	18.4	89.6	68.5
Fee and other income	7.6	9.2	20.2	17.9
Net realized investment and other gains	17.7	6.6	12.8	20.4
Total revenue	416.7	380.2	1,171.1	1,133.4

Losses and loss adjustment expenses	207.8	200.0	596.0	574.3
Underwriting, acquisition and insurance expenses	137.4	132.8	403.0	401.9
Interest expense	4.9	4.8	14.6	14.3
Fee and other expense, net	5.9	8.2	18.1	18.0
Foreign currency exchange (gain) loss	(1.5)	(1.8)	4.5	(8.4)
Total expenses	354.5	344.0	1,036.2	1,000.1

Income before taxes	62.2	36.2	134.9	133.3
Income tax provision	7.0	0.9	21.1	11.3
Net income	$55.2	$35.3	$113.8	$122.0

Net income per common share (basic)	$1.84	$1.15	$3.76	$3.96

Net income per common share (diluted)	$1.80	$1.13	$3.68	$3.89

Weighted average common shares:
Basic	30.0	30.7	30.2	30.8
Diluted	30.7	31.3	30.9	31.4

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross written premiums	$141.7	$133.6	$456.0	$440.0
Net written premiums	119.4	116.4	379.4	378.6
Earned premiums	122.3	121.5	363.4	351.8
Underwriting income	11.5	16.3	38.2	43.8
Net investment income	12.7	7.2	35.1	24.6
Interest expense	(1.4)	(1.5)	(4.3)	(4.3)
Net income before taxes	$22.8	$22.0	$69.0	$64.1
Loss ratio	58.4	55.7	58.2	55.9
Expense ratio	32.2	30.9	31.3	31.7
GAAP combined ratio	90.6%	86.6%	89.5%	87.6%
Commercial Specialty
Gross written premiums	$219.1	$176.6	$514.2	$428.5
Net written premiums	139.5	113.6	292.4	262.9
Earned premiums	94.0	87.5	266.3	255.7
Underwriting income	16.0	11.0	40.7	21.2
Net investment income	7.6	4.4	20.7	15.1
Interest expense	(0.8)	(0.8)	(2.5)	(2.6)
Fee income (expense), net	0.3	0.5	(1.7)	(2.0)
Net income before taxes	$23.1	$15.1	$57.2	$31.7
Loss ratio	49.0	54.3	51.2	59.2
Expense ratio	34.0	33.1	33.5	32.5
GAAP combined ratio	83.0%	87.4%	84.7%	91.7%
Syndicate 1200
Gross written premiums	$162.6	$160.2	$480.2	$473.2
Net written premiums	115.8	115.9	303.5	320.4
Earned premiums	102.4	100.3	301.1	308.9
Underwriting income	1.3	4.2	9.1	20.9
Net investment income	2.8	1.9	9.7	6.7
Interest expense	(0.7)	(0.7)	(1.9)	(2.0)
Fee income, net	1.5	1.1	3.8	2.4
Net income before taxes	$4.9	$6.5	$20.7	$28.0
Loss ratio	60.6	55.0	56.2	52.4%
Expense ratio	38.1	40.8	40.8	40.8
GAAP combined ratio	98.7%	95.8%	97.0%	93.2%
International Specialty
Gross written premiums	$61.9	$60.7	$215.1	$223.8
Net written premiums	40.5	40.0	131.1	131.5
Earned premiums	39.9	36.4	117.4	109.8
Underwriting income	11.2	1.3	21.5	14.6
Net investment income	4.7	2.5	13.0	8.7
Interest expense	(0.7)	(0.7)	(2.1)	(2.2)
Net income before taxes	$15.2	$3.1	$32.4	$21.1
Loss ratio	42.4	62.2	52.0	51.2
Expense ratio	29.8	34.6	29.8	35.6
GAAP combined ratio	72.2%	96.8%	81.8%	86.8%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Net Prior Year Development	2016	2015	2016	2015
(Favorable)/Unfavorable
E&S	$(5.7)	$(8.7)	$(12.0)	$(18.4)
Commercial Specialty	(8.0)	(2.6)	(13.6)	3.7
Syndicate 1200	1.9	(0.3)	(2.5)	(2.8)
International Specialty	(2.5)	(2.1)	(8.3)	(5.8)
Run-off	11.4	7.1	17.6	8.0
Total	$(2.9)	$(6.6)	$(18.8)	$(15.3)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income, as reported	$55.2	$35.3	$113.8	$122.0
Provision for income taxes	7.0	0.9	21.1	11.3
Net income, before taxes	62.2	36.2	134.9	133.3
Add (deduct):
Net realized investment and other gains	(17.7)	(6.6)	(12.8)	(20.4)
Foreign currency exchange (gains) losses	(1.5)	(1.8)	4.5	(8.4)
Operating income before taxes	43.0	27.8	126.6	104.5
Provision for income taxes, at assumed rate (a)	8.6	5.6	25.3	20.9
Operating income	$34.4	$22.2	$101.3	$83.6

Operating income per common share (diluted)
At assumed tax rate:
Income (a)	$1.62	$0.92	$3.49	$3.40
Net realized investment and other gains (a)	(0.46)	(0.17)	(0.33)	(0.52)
Foreign currency exchange loss (gains) (a)	(0.04)	(0.04)	0.12	(0.22)

Operating income per common share (diluted)	$1.12	$0.71	$3.28	$2.66

(a) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Earned premiums	$358.7	$346.0	$1,048.5	$1,026.6
Losses and loss adjustment expenses	207.8	200.0	596.0	574.3
Underwriting, acquisition and insurance expenses	137.4	132.8	403.0	401.9
Underwriting income	13.5	13.2	49.5	50.4
Net investment income	32.7	18.4	89.6	68.5
Net realized investment and other gains	17.7	6.6	12.8	20.4
Fee and other income	7.6	9.2	20.2	17.9
Interest expense	(4.9)	(4.8)	(14.6)	(14.3)
Fee and other expense	(5.9)	(8.2)	(18.1)	(18.0)
Foreign currency exchange gains (losses)	1.5	1.8	(4.5)	8.4
Income before taxes	62.2	36.2	134.9	133.3
Income tax provision	7.0	0.9	21.1	11.3
Net Income	$55.2	$35.3	$113.8	$122.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Segment income (loss) before income taxes
Excess and Surplus Lines	$22.8	$22.0	$69.0	$64.1
Commercial Specialty	23.1	15.1	57.2	31.7
Syndicate 1200	4.9	6.5	20.7	28.0
International Specialty	15.2	3.1	32.4	21.1
Run-off Lines	(10.0)	(6.9)	(14.6)	(6.6)
Corporate and Other	(13.0)	(12.0)	(38.1)	(33.8)
Realized investment and other gains	17.7	6.6	12.8	20.4
Foreign currency exchange gains (losses)	1.5	1.8	(4.5)	8.4
Net income before income taxes	62.2	36.2	134.9	133.3
Provision for taxes	7.0	0.9	21.1	11.3
Net income	$55.2	$35.3	$113.8	$122.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Excess and Surplus lines
Loss ratio	58.4%	55.7%	58.2%	55.9%
Prior accident year loss development	4.6%	7.2%	3.3%	5.2%
Catastrophe losses	-3.1%	-2.2%	-2.6%	-1.3%
Current accident year ex-cats loss ratio	59.9%	60.7%	58.9%	59.8%

Commercial Specialty
Loss ratio	49.0%	54.3%	51.2%	59.2%
Prior accident year loss development	8.6%	3.0%	5.1%	-1.5%
Catastrophe losses	-0.8%	-0.6%	-0.7%	-0.7%
Current accident year ex-cats loss ratio	56.8%	56.7%	55.6%	57.0%

Syndicate 1200
Loss ratio	60.6%	55.0%	56.2%	52.4%
Prior accident year loss development	-1.8%	0.2%	0.8%	0.9%
Catastrophe losses	-6.8%	-4.0%	-4.6%	-1.5%
Current accident year ex-cats loss ratio	52.0%	51.2%	52.4%	51.8%

International Specialty
Loss ratio	42.4%	62.2%	52.0%	51.2%
Prior accident year loss development	6.1%	6.0%	7.2%	5.3%
Catastrophe losses	-3.7%	-18.2%	-12.2%	-6.9%
Current accident year ex-cats loss ratio	44.8%	50.0%	47.0%	49.6%

Consolidated
Loss ratio	57.9%	57.8%	56.8%	55.9%
Prior accident year loss development	0.8%	1.9%	1.8%	1.5%
Catastrophe losses	-3.6%	-3.9%	-3.7%	-1.8%
Current accident year ex-cats loss ratio	55.1%	55.8%	54.9%	55.6%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT INCOME
ALL SEGMENTS
(in millions)

	Three Months Ended
	September 30	December 31	March 31	June 30	September 30
	2015	2015	2016	2016	2016

Net Investment Income	$21.3	$21.7	$22.7	$23.2	$22.9
Alternative Investments	(2.9)	(1.6)	(1.5)	12.5	9.8
Total	$18.4	$20.1	$21.2	$35.7	$32.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Nine Months Ended September 30
	2016	2015	% Change

Net income	$113.8	$122.0	(6.7%)
Operating income (a)	101.3	83.6	21.1%

Shareholders' Equity - Beginning of the period	$1,668.1	$1,646.7	1.3%
Shareholders' Equity - End of current period	1,788.4	1,641.5	8.9%
Average Shareholders' Equity	$1,728.3	$1,644.1	5.1%

Annualized return on average shareholders' equity	8.8%	9.9%
Annualized operating return on average shareholders' equity	7.8%	6.8%

(a) at assumed 20% tax rate

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